UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 26, 2005

Nissan Auto Receivables Corporation II
on behalf of Nissan Auto Receivables 2004-C Owner Trust
(Exact name of registrant as specified in its charter)

Delaware	333-87970-07	51-6550727
(State or other Jurisdiction of incorporation)	(Commission Registration Number)	(I.R.S. Employer Identification Number)

990 WEST 190TH STREET
TORRANCE, CALIFORNIA 90502

___________________________________

(Address of principal executive office)

Registrant's telephone number, including area code: (310) 719-8583

Item 5. Other Events.

This amendment to the Current Reports on Form 8-K, originally dated November 15, 2004, December 15, 2004, January 18, 2005, and February 15, 2005, is being filed in order to replace the exhibit that was attached to each of the original Current Report.

Pursuant to the Sale and Servicing Agreement, dated as of September 16, 2004 (the "Agreement"), by and among Nissan Auto Receivables 2004-C Owner Trust, as Issuer, Nissan Auto Receivables Corporation II, as Seller, and Nissan Motor Acceptance Corporation, as Servicer, the Servicer had previously delivered the Servicer's Certificate (as defined in the Agreement) to the holders of the notes ("Noteholders") issued by Nissan Auto Receivables 2004-C Owner Trust and furnished the same to the Indenture Trustee (as defined in the Agreement). Copies of such Servicer's Certificates were previously filed on Current Reports on Form 8-K, originally dated November 15, 2004, December 15, 2004, January 18, 2005, and February 15, 2005. In each of the filed versions of the Servicer's Certificates, the "Actual Ratio" under "V. RESERVE ACCOUNT - Reserve Account Triggers - Average Three Period Delinquency Percentage and Average Three Period Charge Off Rate" was incorrectly reported due to a transcription error. The error, however, only exists on the versions that were previously filed on Form 8-K and not in the actual reports that were delivered to the Noteholders and the Indenture Trustee.

Copies of the corrected Servicer's Certificate for the month of November, 2004, December 2004, January 2005, and February 2005 are filed as Exhibit 20.1, 20.2, 20.3 and 20.4, respectively, to this Form 8-K/A.

Item 7(c).	Financial Statements, Pro Forma Financial Information and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits
The exhibit number corresponds with Item 601(a) of Regulation S-K.
Exhibit No.	Description
20.1	Servicer's Certificate for the month of October 2004
20.2	Servicer's Certificate for the month of November 2004
20.3	Servicer's Certificate for the month of December 2004
20.4	Servicer's Certificate for the month of January 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES 2004-C OWNER TRUST
By:	Nissan Auto Receivables Corporation II

By:	____/s/___Kazuhiko Kazama_________________
	Name: Title:	Kazuhiko Kazama Treasurer

April 26, 2005

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page
20.1	Servicer's Certificate for the month of October 2004	5
20.2	Servicer's Certificate for the month of November 2004	8
20.3	Servicer's Certificate for the month of December 2004	11
20.4	Servicer's Certificate for the month of January 2005	14